Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of TransMedics Group, Inc. (the “Company”) for the year ended December 28, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Waleed Hassanein, M.D., President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2020	By:	/s/ Waleed H. Hassanein
Waleed H. Hassanein, M.D.
President and Chief Executive Officer